VIRAL GENETICS, INC. OTCBB: VRAL www.viralgenetics.com

Immune-Based Therapy Using Thymus Nuclear Protein Compound

Viral Genetics, Inc. is a drug discovery and development company founded in 1995 to develop products directed at autoimmune diseases and immunological deficiency based on its patented Thymus Nuclear Protein (TNP) compound.

The thymus gland matures the T-cells that are key elements of the body’s immune system and response to foreign invaders and certain diseases.

Thymus Nuclear Protein is an isolated series of protein fragments with unique binding properties that is extracted from mammalian thymus glands and that appears to have potential application for treatment of various infectious diseases.

Using TNP, the Company has created its lead product candidate - VGV-1 - for the treatment of HIV and AIDS

TNP is extracted from mammalian thymus tissue, processed, purified and combined with an adjuvant to create VGV-1. VGV-1 is administered in a dosing cycle of two intramuscular injections per week for eight weeks. Four human trials of VGV-1 have been conducted in Mexico (two), Bulgaria and China suggesting efficacy in reducing HIV viral load with no significant side effects related to VGV-1 observed to date.

Results from a 1999 prospective trial in Monterrey, Mexico of 10 patients classified as failing or not responding to their 2nd or 3rd regimen of antiretroviral (ARV) drugs were reported in an article in HIV AIDS Review in 2004. Five participants demonstrated undetectable HIV-RNA viral loads at 3 months that was sustained until month 6 (see table ”2” below). Patients in this study received VGV-1 on top of their existing, failing ARV regimen.

STOCK DATA

(as of July 27, 2005)

Industry: Biotechnology & Drugs

OTC BB: VRAL

Recent Price: $0.22

Market Cap: $20 million

Shares o/s: 92 million

Viral Genetics, Inc.

132 Mountain View Circle

Azusa, CA, 91702

Tel:: (626) 334-5310

Fax: (626) 334-5310

www.viralgenetics.com

In a 2003 trial of 34 treatment-naïve patients (patients who had never had ARVs) with full-blown AIDS at Ditan Hospital, in Beijing, China, the patients who received VGV-1 exhibited an average 63% decrease (0.43 log) in viral load at 270 days following the initiation of VGV-1 treatment (7 months following completion of treatment). Also by day 270, 25% of the patients showed a 90% or greater decrease (>1.0 log) in viral load from baseline. Patients received VGV-1 as a monotherapy in this study (no ARVs).

Did you know:

• there are over 20 drugs approved for treatment of HIV/ AIDS in one of 3 major classes but no immune-based therapies?

• 10-20% of patients on ARVs are resistant to all three classes?

• 50-70% of patients on ARVs are resistant to 1 or more classes?

• only 8% of 4 million Africans needing ARVs are receiving them?

A phase 3 randomized, double blind, placebo-controlled trial of 137 HIV infected patients in Stage CDC-2 (pre full-blown AIDS) is currently underway at seven sites in the Republic of South Africa. The primary endpoint for the trial is impact on viral load. Safety, efficacy and immunological function of VGV-1 will also be assessed. The treatment phase of the South African phase 3 trial ended in May 2005, and follow-up will conclude by the end of 2005. Results will be available in 2006. Patients in this study are receiving VGV-1 or placebo as a monotherapy.

KEY MILESTONES

1992 founders begin work with TNP as diagnostic for cancer and HIV

1995 Company founded

1995-1996 pilot safety studies conducted in animals and humans (USA, Bulgaria)

1996 Conducted larger prospective VGV-1 study (Mexico)

1997 Conducted 30-patient prospective study of VGV-1 (Bulgaria)

1999 conducted 10-patient prospective study of VGV-1 on ARV-resistant subjects (Mexico)

2001 Went public

2003 Conducted 34-patient prospective study of VGV-1 (China)

2004 Recruited Drs. Moss, Holodny, Rosenberg, & Elders to SAB

2004 Began 137-patient phase 3 study of VGV-1 (South Africa)

2005 Dr. Arthur Amman joined board of directors

2005 Completed treatment portion of phase 3 study (South Africa)

2005 Dr. Louis Sullivan joined Advisory Board

2005 Filed pre-IND for VGV-1 with FDA (USA)

2005 Established research lab at Torrey Pines Institute for Molecular Studies

FUTURE OBJECTIVES

Q4-05 Filed pre-CTA for VGV-1 with HPFB (Canada)

Q4-05E Completion of phase 3 study (South Africa)

Q4-05E Pre-IND feedback from FDA and HPFB (USA and Canada)

F1-06E Results of phase 3 study available (South Africa)

2006E Initiate Phase 1/2 studies (USA and Canada)

Q1-06E Complete initial research program at Torrey Pines

HIV/AIDS results from infection of an individual with the HIV virus. T cells respond to and fight infections, but in the case of HIV, the virus invades the T cell and hijacks it to create a “factory” for the production of additional HIV virus. As HIV infection progresses, T cells are destroyed and the immune system is depleted. The weakened immune system is then susceptible to secondary infections, marking progression to AIDS (Acquired Immunodeficiency Syndrome), and without treatment, death generally follows.

Once viral infection is established it is not “curable” but can be managed with antiretroviral medicines (ARVs)

HAART (Highly Active Antiretroviral Therapy) – combinations of various ARVs – has been successful in controlling the progression of HIV, but it is not widely available in those parts of the world with the highest incidence of infection.

Where HAART is available, it has transformed HIV infection into a chronic condition, but the side effects and economic burden are significant obstacles – even in the industrialized world. Compliance to the complex and precise ARV dosing regimens is also an issue, particularly in the more rural regions of afflicted areas.

In the developed world, Viral Genetics hopes to position VGV-1 as an alternative to HAART in patients who are become resistant to it. In less developed regions, the Company hopes to position VGV-1 as a possible means to delay use of HAART.

Because of the immense need for affordable treatment options for those suffering with HIV/AIDS in the developing world, Viral Genetics has focused its initial efforts there. The Company anticipates a pre-IND consultation with the USFDA in Q4-05, and expects to complete the IND application for U.S. clinical trials based upon that input.

The Company intends to research broader applications of its TNP technology in the future and recently established a preclinical research lab at the Torrey Pines Institute for Molecular Studies in part to further this objective.

Viral Genetics’ Scientific and Medical Advisory Board, established in March 2004, includes industry veteran Dr. Ronald Moss as its Chairman; leading HIV thought leaders Dr. Eric Rosenberg and Dr. Mark Holodniy; former U.S. Surgeon General, Dr. Joycelyn Elders, and former Secretary of Health and Human Services, Dr. Louis W. Sullivan. This group has been instrumental in finalizing the design of the South African Trial, fine-tuning the clinical development strategy and providing guidance on the IND application process.

On May 25 2005, the company expanded its Board of Directors with the addition of Dr. Arthur J. Ammann, President of the non-profit Global Strategies for HIV Prevention and a recognized expert in HIV/AIDS transmission and treatment.

The Company is now renovating its 10,000 square foot centralized corporate office, R&D and manufacturing facility. Implementation of “current Good Manufacturing Practices” (cGMP) is underway as implementation of cGMP standards is required prior to the initiation of trials in the U.S. or exportation of product for commercial purposes should approvals be obtained.

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Viral Genetics, Inc. 1321 Mountain View Circle Azusa, CA 91702 Ph: (626) 334-5310 ext 25 For Additional Information: Michael Capizzano (Email: mike@viralgenetics.com)

This document is intended for information purposes only and should not be construed as on offer or inducement to purchase shares in VRAL. Investors are encouraged to conduct due diligence including but not limited to reference documents filed by Viral Genetics with the SEC, specifically the most recent reports on Form 10-KSB, 10-QSB and 8-K, each as may be amended from time to time, which identify important risk factors. This document contains forward-looking statements relating to expectations or planned milestones. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this Plan will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.